Exhibit 99.1

Filed by Reinsurance Group of America, Incorporated

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company:  Reinsurance Group of America, Incorporated

Commission File No.:  333-151390

Subject Company:  MetLife, Inc.

Commission File No.:  001-15787

Set forth below following “Cautionary Statement Regarding Forward-Looking Statements, “Additional Information and Where to Find It” and “Participants in the Solicitation” is a transcript of a conference call/webcast hosted by Reinsurance Group of America, Incorporated (“RGA” or the “Company”) at 9 a.m. Eastern Time on Tuesday, July 22, 2008 for the financial community to discuss RGA’s financial results for the second quarter ended June 30, 2008 and certain other matters. RGA has previously filed a press release on Form 8-K and under Rule 425 regarding RGA’s financial results referenced during the call; accordingly, such document is omitted from this filing.

On July 23, 2008, RGA made the replay of the conference call available. During the call, the Company discussed the ability of third parties to approach the Company about a possible acquisition after the proposed split-off. The party that previously approached the Company regarding a potential acquisition transaction, as disclosed in the Company's Registration Statement on Form S-4 (File No. 333-151390) (as amended, the “Form S-4”), is subject to a confidentiality and standstill agreement. More broadly, the Company's current and proposed articles of incorporation and bylaws, Missouri law and the Recapitalization and Distribution Agreement dated as of June 1, 2008 with MetLife, Inc. (the “Agreement”), each contain provisions that could have an anti-takeover effect in the absence of board approval or under certain acquisition structures. These provisions include, among others, the Company's Internal Revenue Code Section 382 shareholder rights plan, the Missouri business combination statute, and the proposed acquisition restrictions described in the Form S-4.

In the transcript, RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. The definition of operating income and reconciliations to GAAP net income are provided below under “Non-GAAP Financial Measures” following the transcript.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the following paragraphs as “we,” “us” or “our”). The words “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe,” and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse changes in mortality, morbidity, lapsation or claims experience, (2) changes in our financial strength and credit ratings or those of MetLife, Inc. (“MetLife”), the beneficial owner of a majority of our common shares, or its subsidiaries, and the effect of such changes on our future results of operations and financial condition, (3) inadequate risk analysis and underwriting, (4) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) market or economic conditions that adversely affect our ability to make timely sales of investment securities, (7) risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (8) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (9) adverse litigation or arbitration results, (10) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (11) the stability of and actions by governments and economies in the markets in which we operate, (12) competitive factors and competitors’ responses to our initiatives, (13) the success of our clients, (14) successful execution of our entry into new markets, (15) successful development and introduction of new products and distribution opportunities, (16) our ability to successfully integrate and operate reinsurance business that we acquire, (17) regulatory action that may be taken by state Departments of Insurance with respect to us, MetLife, or its subsidiaries, (18) our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others, (19) the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where we or our clients do business, (20) changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business, (21) the effect of our status as an insurance holding company and regulatory restrictions on our ability to pay principal of and interest on our debt obligations, and (22) other risks and uncertainties described in this document and in our other filings with the Securities and Exchange Commission.

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

Additional Information and Where to Find It

In connection with MetLife’s proposed divestiture of its stake in RGA, RGA has filed with the U.S. Securities and Exchange Commission (SEC) a registration statement on Form S-4 (File No. 333-151390), which includes a preliminary proxy statement/prospectus related to the Recapitalization and a preliminary prospectus relating to the Split-Off. At the appropriate time, MetLife will file with the SEC a statement on Schedule TO. Investors and holders of RGA and MetLife securities are strongly encouraged to read the registration statement and any other relevant documents filed with the SEC, including the final proxy statement/prospectus relating to the Recapitalization, the final prospectus relating to the Split-Off and related Split-Off materials and the tender offer statement on Schedule TO (when available), as well as any amendments and supplements to those documents, because they will contain important information about RGA, MetLife, and the proposed transactions.

The final proxy statement/prospectus relating to the Recapitalization and related transactions will be mailed to shareholders of RGA and the final prospectus relating to the Split-Off, related split-off materials and the tender offer statement on Schedule TO will be mailed to stockholders of MetLife. Investors and security holders will be able to obtain free copies of the registration statement, the final proxy statement/prospectus relating to the Recapitalization and the final prospectus relating to the Split-Off and related Split-Off materials and the tender offer statement on Schedule TO (when available) as well as other filed documents containing information about MetLife and RGA, without charge, at the SEC’s web site (www.sec.gov). Free copies of RGA’s filings also may be obtained by directing a request to RGA, Investor Relations, by phone to (636) 736-7243, in writing to Mr. John Hayden, Vice President-Investor Relations, Reinsurance Group of America, Incorporated, 1370 Timberlake Manor Parkway, Chesterfield, Missouri, 63017, or by email to investrelations@rgare.com. Free copies of MetLife’s filings may be obtained by directing a request to MetLife, Investor Relations, by phone to (212) 578-2211, in writing to MetLife, Inc., 1 MetLife Plaza, Long Island City, NY 11101, or by email to metir@metlife.com. Neither RGA, MetLife nor any of their respective directors or executive officers or any dealer manager, if any, that may be appointed with respect to the Split-Off makes any recommendation as to whether you should participate in the Split-Off.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Such an offer may be made solely by a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Accordingly, neither the proxy solicitation for the Recapitalization nor the Offer for the outstanding shares of MetLife common stock pursuant to the Split-Off described in this communication has commenced. At the time that the contemplated Split-Off is commenced, MetLife will file a statement on Schedule TO with the SEC. The distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions.

Participants in the Solicitation

RGA, MetLife and their respective directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from RGA’s shareholders with respect to the proposed transaction. Information regarding the directors and executive officers of RGA is included in its definitive proxy statement for its 2008 Annual Meeting of Shareholders filed with the SEC on April 9, 2008. Information regarding the directors and officers of MetLife is included in the definitive proxy statement for MetLife’s 2008 Annual Meeting of Shareholders filed with the SEC on March 18, 2008. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, is set forth in the amended registration statement filed with the SEC on July 10, 2008, as may be further amended from time to time, the proxy statement/prospectus relating to the Recapitalization, the prospectus relating to the Split-Off and other materials to be filed with the SEC in connection with the proposed transactions.

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Transcript

FINAL TRANSCRIPT

Thomson StreetEvents℠

Conference Call Transcript

Event Date/Time: Jul. 22. 2008 / 9:00AM ET

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Jul. 22. 2008 / 9:00AM ET, RGA - Q2 2008 Reinsurance Group of America, Incorporated Earnings Conference Call

CORPORATE PARTICIPANTS

Jack Lay

Reinsurance Group of America, Incorporated - SEVP and CFO

Greig Woodring

Reinsurance Group of America, Incorporated - President and CEO

CONFERENCE CALL PARTICIPANTS

Jimmy Bhullar

JPMorgan - Analyst

Jeff Schuman

KBW - Analyst

Andrew Kligerman

UBS - Analyst

Mark Finkelstein

Fox-Pitt Kelton - Analyst

Steven Schwartz

Raymond James & Associates - Analyst

Richard Spashing

Hovde Capital - Analyst

PRESENTATION

Operator

Good day, everyone, and welcome to the Reinsurance Group of America second-quarter conference call. Today's call is being recorded. At this time, I would like to introduce the President and Chief Executive Officer, Mr. Greig Woodring, and Senior Executive Vice President and Chief Financial Officer, Mr. Jack Lay. Mr. Lay, please go ahead, sir.

Jack Lay - Reinsurance Group of America, Incorporated - SEVP and CFO

Okay, thank you. Good morning. Thanks to everyone for joining us this morning for the second-quarter conference call. I will turn the call over to our CEO, Greig Woodring, in just a minute. Greig will comment on the results we released yesterday, and then we will respond to any questions from our participants.

As a reminder, during the call we plan to make certain statements and discuss certain subjects that will contain forward-looking information, including, among others, statements relating to projections of revenue or earnings and future financial performance and growth potential of RGA and its subsidiaries. You are cautioned that actual results could differ materially from expected results. A list of important factors that could cause those actual results to differ materially from expected results is included in the earnings release we issued yesterday.

In addition, during the course of the call, we will make comments about our results based upon operating income, both on a pretax and after-tax basis. Under SEC regulations, operating income is considered a non-GAAP financial measure. We believe this measure better reflects the ongoing profitability and underlying trends of our continuing operations. Please refer to the tables in our press release for more information on this measure and a reconciliation of operating income to net income for our various business segments.

With that, I will turn the call over to Greig for his comments on the second quarter.

Greig Woodring - Reinsurance Group of America, Incorporated - President and CEO

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Jul. 22. 2008 / 9:00AM ET, RGA - Q2 2008 Reinsurance Group of America, Incorporated Earnings Conference Call

Thank you, Jack, and good morning. Thanks for taking time to join us for this call. My comments will be brief, and then we will open the line for questions.

We are pleased with the strong results for the second quarter. On a consolidated basis, operating income for the quarter increased 30% to $109.7 million from $84.6 million in the prior year. On a per-share basis, our reported operating income for the quarter was $1.71 per diluted share, up 31%.

Reported net income for the quarter totaled $110.7 million or $1.73 per diluted share compared to $1.20 last year. Net premium flow during the quarter increased 12.5% to $1.4 billion. The year-to-date rate of increase is 14%, which is slightly above the range of expectations we set at the beginning of the year -- 10% to 13%, if you remember.

Net investment income totaled $254.9 million, up from the first-quarter total of $199.5 million. A large part of that increase is associated with our funds withheld portfolios in US asset-intensive segment. Investment income in that segment can bounce around due to movements in the fair value of equity options associated with large equity indexed annuity funds withheld treaties.

You will see a corresponding increase in interest credited expense within this segment as well. Our general account portfolio yield was essentially flat compared to the first quarter at about 6.07%.

Turning in turn to our operating segments, first in the US, pretax operating income totaled $109.2 million compared to $93.3 million last year, or a 17% increase. Mortality experience rebounded from the first quarter and was in an expected range in this quarter. Premiums increased 5% for the quarter. Relatively high premium flow in last year's second quarter made for a somewhat difficult comparison. Year to date, the range of growth is about 6%. We expect that the rate of growth will get back to our guidance range of 7% to 9% by year end, albeit likely at the bottom of that range, absent any block transactions during the third or fourth quarters.

The US mortality market continues to be stable in terms of pricing and competition. We are not getting irrational pricing or terms by competitors in the marketplace. Our US asset-intensive business contributed $9.3 million in pretax operating income to the quarter, up from $6.7 million last year.

Turning to Canada, our Canadian operation produced a solid quarter, with some help from foreign currency. Pretax operating income totaled $23.8 million, up slightly from the prior-year total of $22.6 million, which was a very favorable mortality quarter. Mortality in the current quarter was good, but not up to the same extent that we saw last year or in the first quarter of this year.

Premiums were up 14% in US dollars and 5% in Canadian dollars. For the year, premiums have increased 11% as measured in Canadian dollars, pretty much in line with expectations.

Regarding our international operations, it was an outstanding quarter for Asia-Pacific, with pretax operating income of $22.8 million compared with $16.1 million last year, a 42% increase. This strong result was driven by favorable mortality results in our three largest markets -- Australia, Japan and South Korea. Quarterly volatility is still a reality, but on a longer term, our results in Asia continue to develop nicely.

Premium flow was robust, increasing 40% for the quarter and 34% on a year-to-date basis. On an original currency basis, premiums have increased 26% on a year-to-date basis, well ahead of the expectation we set at the beginning of the year.

We continue to be pleased with our progress, particularly in emerging reinsurance markets of Japan and South Korea. Those operations combined produced nearly $130 million of net premiums for the quarter. Reinsurance penetration in these two markets is still very low; well below 5% of new business is reinsured. We remain optimistic about our opportunities for continued growth in these markets as the primary life insurance companies begin to utilize some of the advantages of reinsurance and the value-added services that we can provide.

Our other international operation, Europe and South Africa, rebounded from a poor first quarter as mortality results in the UK returned to normal levels. Pretax operating income increased to $17.2 million from $12.5 million last year. Segment-wide claims were at expected levels, and in particular UK mortality came in at expected levels. The prior-year quarter reflected unfavorable UK mortality. While year-to-date results continue to reflect the adverse mortality we experienced in the first quarter, our longer-term results in the UK continue to be within our pricing expectations.

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Jul. 22. 2008 / 9:00AM ET, RGA - Q2 2008 Reinsurance Group of America, Incorporated Earnings Conference Call

Net premiums increased 13% on a US dollar basis in this segment and 12% on an original currency basis. Year-to-date premiums have increased 11% on an original currency basis. The UK market continues to be one of our most competitive, challenging markets, as well as the largest in this operating segment. We're beginning to see good growth rates coming from other parts of Europe, with new representative offices in Germany, Poland and France. We're also seeing good contributions from Spain. However, we're starting from a very low base in continental Europe, so results in this segment remain dominated by the UK.

Our investment security portfolio continues to be conservative at 97% investment grade, and our common and preferred equity portfolio is less than $200 million. Current credit and economic environment have put pressure on fair values, but write-downs and the impact of downgrades by rating agencies have been minimal so far.

It is difficult to predict the ultimate impact on our portfolio as a result of the current environment. However, we believe our portfolio is well positioned, with a low percentage of noninvestment-grade holdings and little exposure to the equity markets. Additionally, because our operations are routinely cash flow positive, we are in a position to hold securities until recovery, provided we are comfortable with the credit profile. Our subprime holdings continue to be relatively modest at approximately $257 million, less than 2% of our invested asset base. 66% of those holdings are rated AA or higher, and our analysis continues to indicate minimal exposure to losses.

Fannie Mae and Freddie Mac have seen some volatility to their securities in recent weeks. We do not invest in the equity securities of these government-sponsored entities. However, we hold in our general portfolio about $17 million in direct exposure in the form of senior unsecured and preferred securities.

Additionally, the portfolios held by our ceding companies that support our funds withheld asset contain about $404 million of direct unsecured holdings and no equity exposure. Including the funds withheld portfolio, our direct exposure in the form of preferred securities totals $23 million.

Indirect exposure in the form of secured structured mortgage securities issued by Fannie Mae and Freddie Mac totals about $1.1 billion across our general and funds withheld portfolios. We believe the probability of default by these entities on their debt and preferred obligations is very low.

As announced on June 2, MetLife may execute a stock exchange that could result in a divestiture of its majority position in RGA as early as this quarter. We're supportive of that transaction and believe it will be beneficial to RGA and its shareholders.

In conclusion, it was a strong quarter. Our results so far this year demonstrate the mortality volatility that exists on a quarterly basis. However, when measured over longer periods of time, mortality rates become predictable. We have a long track record of generating solid returns on mortality businesses.

We continue to execute a strategy to grow our business in a disciplined fashion. The current economic turmoil in the US does not significantly alter our plans or our projected business results. We appreciate your support and your interest and RGA, and are now ready to take any questions you may have.

QUESTION AND ANSWER

Operator

(Operator Instructions). Jimmy Bhullar, JPMorgan.

Jimmy Bhullar - JPMorgan - Analyst

I have a couple of questions. The first one is on your outlook for the US business and what you are seeing in terms of activity in the reinsurance market. I would have thought that with the securitization markets being tight, you would actually see a pickup in volumes. We're really not seeing that in the results. So if you could talk about just cession rates -- are they declining further, or what is causing the slowdown in your premium growth? Secondly, on your capital position, if you can talk about when you anticipate needing additional capital based on your current growth plans? That's it.

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Jul. 22. 2008 / 9:00AM ET, RGA - Q2 2008 Reinsurance Group of America, Incorporated Earnings Conference Call

Greig Woodring - Reinsurance Group of America, Incorporated - President and CEO

This is Greig. I will take the first one and I will let Jack answer the capital question.

In terms of the US, we have seen cession rates fall over the last several years. They fell again last year. In terms of our client base, we are really not seeing them retain any more. They are pretty much holding pat. You're correct in saying that the securitization market would lead you to believe that ultimately companies might begin to reinsure more, but that is not happening yet.

They are retaining the business, or retaining, I should say, the XXX reserve at this point, waiting for the market to change or something to change in the overall landscape that would allow them to handle that business in the future. Nobody seems to be particularly concerned about it, although there are a couple companies making a little bit of noise about doing something about their XXX reserves at this point.

US market continues to be a very favorable market for RGA right now. It is a market in which we feel that the things that we bring to the table are valued highly by clients, and our market share has slowly crept upward over the last several years.

Jack Lay - Reinsurance Group of America, Incorporated - SEVP and CFO

This is Jack. Regarding the capital question, we don't have any imminent plans in terms of raising any sort of -- I will confine the comments primarily to equity capital. I think that is the real issue. We have some leverageability and could add a little bit of debt, although we don't have any plans right now for that either. But in terms of equity, as I said, no current plans. That is always influenced going forward by rates of growth, which are pretty stable. So we don't really expect any surprises there unless we do have an M&A opportunity, in which case we would have to take a look at the capital base and make a determination as to whether an enhancement to capital would be appropriate.

If we got to that point, we would obviously go through the deliberation of what type of capital. Pure common equity is low on our list. Structured hybrids are a little more expensive than they were 12 or 15 months ago, but we would certainly consider that sort of thing.

We're at the point where we have quite a bit of retained earnings throw-off from our mortality portfolio, so to speak. So it is interesting in that we continually grow the capital base, and you have seen that this quarter. We're up to about a $45 book value per share. And to the extent we continue to do that, that obviously takes pressure off the capital rate situation to the extent that our topline growth rates are not as high as they were when the markets were a little more booming, so to speak, several years ago. That also takes pressure off the capital raise situation.

So it's kind of a long answer. We don't have any plans currently for a capital raise. I guess I would handicap it as very unlikely this year, absent some change in business.

Operator

Jeff Schuman, KBW.

Jeff Schuman - KBW - Analyst

A few things. First of all, a couple of technical items. I noticed in Canada there was $13 million of other revenues, and normally that is de minimis. What was that, and what sort of expenses go against that?

Jack Lay - Reinsurance Group of America, Incorporated - SEVP and CFO

Jeff, that relates primarily to a recapture that we reflected in Canada relative to one of our retros. Now, all $13 million didn't fall to the bottom line; about $2 million did. And the offset is in the reserve and the benefits line, as well as the DAC line. So you can think of that as kind of an unusual item, not all of which fell to the bottom line. About $2 million ended up in operating income.

Jeff Schuman - KBW - Analyst

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Jul. 22. 2008 / 9:00AM ET, RGA - Q2 2008 Reinsurance Group of America, Incorporated Earnings Conference Call

Next, the insurance expenses line appeared light this quarter relative to our models, also somewhat light in the first quarter. Is that driven by business mix, or have there been some DACs adjustments recently, or what may have driven [inaudible] there?

Jack Lay - Reinsurance Group of America, Incorporated - SEVP and CFO

Well, Jeff, unfortunately, part of it relates to the embedded derivatives. And when we revalue quarter to quarter the embedded derivatives, there is a resultant impact on DAC, which shows up in that line. I think as you go through your analysis -- and a lot of what I'm describing shows up in the asset-intensive line. As you go through your analysis, I think if you look at the relative proportion of policy acquisition cost to premium for each of the operating units, there is really not much in the way of any kind of volatility. It is reasonably stable.

I think if you look at it enterprise-wide, and you saw it even more dramatically in the first quarter, you would get kind of a funny answer. So I would encourage you to take a look at it business by business.

Jeff Schuman - KBW - Analyst

I think you give us the embedded derivative impact, which we're able to back out, right?

Jack Lay - Reinsurance Group of America, Incorporated - SEVP and CFO

Yes. That is in the table.

Jeff Schuman - KBW - Analyst

Yes. We tried backing that out. I guess, I don't know, we were maybe ratioing it to total revenue as opposed to premium. I don't know if that distorted our ratio or not.

Jack Lay - Reinsurance Group of America, Incorporated - SEVP and CFO

It shouldn't distort it a lot, but I think premium may be a better metric to use.

Jeff Schuman - KBW - Analyst

Okay, but I guess the bottom line is there were no DAC -- major DAC true-ups or adjustments or anything like that?

Jack Lay - Reinsurance Group of America, Incorporated - SEVP and CFO

That is correct.

Jeff Schuman - KBW - Analyst

Okay. Next, I wanted to come back to the capital issue a little bit more. If you could step back and look at the big picture, the business overall continues to grow pretty nicely, whether you measure it by premiums or in-force. It's basically growing the enterprise 10%-plus, and yet stat earnings were slightly negative in '06, slightly negative in '07, negative in the first quarter. But just kind of conceptually, as we go forward, how is it that you are able to have a double-digit growth in the absence of positive statutory earnings that really aren't driving, I guess, retained statutory earnings?

Jack Lay - Reinsurance Group of America, Incorporated - SEVP and CFO

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Jul. 22. 2008 / 9:00AM ET, RGA - Q2 2008 Reinsurance Group of America, Incorporated Earnings Conference Call

Well, it really depends on what metric you're using. We run the Company on an economic capital basis. So that is not a statutory basis. And when you talk about stat earnings, I presume you're talking about RGA Re's statutory earnings in the US operating company.

We look at economic capital, as we commiserate with rating agencies. They have their own capital models which don't mirror the RBC models or any kind of stat-based models that are different in several respects. So I think, yes, I think you do get an unusual picture if you look solely as the stat, the U.S. statutory return. But if you look at it enterprise-wide and look at it on either an economic capital base or a rating agency capital model, the income throw-off and availability of that income in terms of dividends is adequate to support the ratings.

Greig Woodring - Reinsurance Group of America, Incorporated - President and CEO

And we do use risk-based capital on the US company. As a high level -- constraints on the longer term, you're correct, Jeff. We do have to monitor those things. But overall, we're in reasonably good shape with capital.

Jack Lay - Reinsurance Group of America, Incorporated - SEVP and CFO

Jeff, one other item, too. If you look at -- if you're just looking at the annual statement, the statutory annual statement, and look solely at net income, it gives you a little bit of a puzzling picture. You have to look kind of below the line, because of the way statutory reporting works. Some of the earnings, so to speak, go straight to surplus. So you really have to disaggregate all that to come to a conclusion.

Jeff Schuman - KBW - Analyst

Well, I did notice you've been getting a positive contribution from a line in the capital account called changes due to reinsurance or something. Is that surplus relief-type transactions, or what is that?

Jack Lay - Reinsurance Group of America, Incorporated - SEVP and CFO

It is primarily in-force block transactions and some ancillary transactions.

Jeff Schuman - KBW - Analyst

Okay. And then lastly, I'm not sure if I caught this right, but I think when Greig was reading through some of the statistics, he said that there were, what, about $400 million of direct Fannie and Freddie holdings in the funds withheld portfolio. Is that right? Did I hit it right?

Greig Woodring - Reinsurance Group of America, Incorporated - President and CEO

That is right.

Jeff Schuman - KBW - Analyst

And just remind me -- because it is in the funds withheld, does that mean that you are absorbing marks through net income, and so you've already absorbed some hits on those securities? Is that correct?

Greig Woodring - Reinsurance Group of America, Incorporated - President and CEO

No. To the extent there is any realized capital gains or losses, we would have reflected those through earnings.

Jack Lay - Reinsurance Group of America, Incorporated - SEVP and CFO

Equity holdings, Jeff.

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Jul. 22. 2008 / 9:00AM ET, RGA - Q2 2008 Reinsurance Group of America, Incorporated Earnings Conference Call

Jeff Schuman - KBW - Analyst

Sorry?

Jack Lay - Reinsurance Group of America, Incorporated - SEVP and CFO

Those are not equity holdings.

Jeff Schuman - KBW - Analyst

Okay, so to the extent that there are unrealized losses on those securities, how is that reflected in your balance sheet at this point?

Jack Lay - Reinsurance Group of America, Incorporated - SEVP and CFO

On the balance sheet, it would be reflected as we go through the embedded value -- I'm sorry, the embedded derivative revaluation process.

Jeff Schuman - KBW - Analyst

So does it hit net earnings? Does it hit AOCI, or where does it --

Jack Lay - Reinsurance Group of America, Incorporated - SEVP and CFO

It hit net earnings. We back it out of operating earnings in the tables that accompanied the press release.

Jeff Schuman - KBW - Analyst

Okay, so it does run through earnings?

Jack Lay - Reinsurance Group of America, Incorporated - SEVP and CFO

Right.

Jeff Schuman - KBW - Analyst

So it is in the booked value, whether you're looking at it pre-AOCI or with AOCI or whatever. It's already in there.

Jack Lay - Reinsurance Group of America, Incorporated - SEVP and CFO

That's right, through that B36, so to speak, revaluation.

Jeff Schuman - KBW - Analyst

Okay, that's very helpful. Thank you.

Operator

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Jul. 22. 2008 / 9:00AM ET, RGA - Q2 2008 Reinsurance Group of America, Incorporated Earnings Conference Call

Andrew Kligerman, UBS.

Andrew Kligerman - UBS - Analyst

Two questions and a follow-up. With regard to the US asset-intensive business coming in at about $16 million of earnings in the second quarter versus a loss of about $47 million in the prior quarter and then fourth quarter you earned about $7-plus million. And I think Greig touched on the pickup in investment income.

Could you give us a little color or guidance over the next few quarters as to what we might expect in terms of earnings? And then just very similarly on the corporate line item, operating income was an attractive, relatively attractive $3.5 million loss versus about $6.5 million in losses in the first quarter and $10.4 million in losses in the fourth last year. Maybe talk about a few of the dynamics there and what we should be thinking about over the next few quarters.

Greig Woodring - Reinsurance Group of America, Incorporated - President and CEO

In terms of the asset-intensive business, that has been a pretty stable and solid performer. You are quoting some of the net income items, which are affected by that B36 adjustment, which reflects predominantly changes in credit spread environment as they go up and down, and begins at zero and ends at zero in the longer term, for the most part.

So we ignore those core operating income calculations, and on an operating income basis, the asset-intensive business has been pretty well managed, pretty solid performer. It is obviously not doing as well in this kind of an economic environment as it was a year ago, but it is still not doing badly. And we're happy with that business and the diversification it does provide and the stability it has provided.

Jack Lay - Reinsurance Group of America, Incorporated - SEVP and CFO

This is Jack. In terms of the corporate line, I think you were asking for guidance, so to speak, on --

Andrew Kligerman - UBS - Analyst

Yes, sort of a run rate.

Jack Lay - Reinsurance Group of America, Incorporated - SEVP and CFO

Yes. I think if you look at, for the six-month period in terms of operating income, that is roughly the run rate. I think we have lost about $7 million. I expect that for the year it would be in the $15 million to $18 million range. So hopefully that helps.

Andrew Kligerman - UBS - Analyst

Okay. And I guess -- okay, I will just go with that and maybe follow up with a little more color for details.

Jack Lay - Reinsurance Group of America, Incorporated - SEVP and CFO

Yes, if you want to go through line items, maybe we ought to take that off --

Andrew Kligerman - UBS - Analyst

We'll that one off-line. And then just going back to the comments on excess capital, I think Greig mentioned that you're in a reasonably good shape and so forth. Could you give any color on where you are in terms of redeployable capital and maybe where your RBC ratio stands at the end of the second quarter?

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FINAL TRANSCRIPT

Jul. 22. 2008 / 9:00AM ET, RGA - Q2 2008 Reinsurance Group of America, Incorporated Earnings Conference Call

Jack Lay - Reinsurance Group of America, Incorporated - SEVP and CFO

RBC ratios may not help you a whole lot, only because it relates only to part of our business. I think I'd rather address that in terms of our economic capital models and what they reflect enterprise-wide.

We haven't really gone through a formal capital raise in a while here. We continue to grow the business. We, in our view, have some excess capital, and it is always hard to pinpoint quarter to quarter. But if I had to quantify, I would say it is in the $100 million to $200 million range in terms of excess.

Now, that is the way we look at capital. There's a lot of dynamics out there that come into play, not the least of which relate to how the rating agencies look at capital. I think the agencies would all characterize RGA as running with adequate capital, but not a lot of excess capital. So we're always towards -- between the midpoint and the low end of most of the agencies' capital models vis-a-vis the current ratings for the Company.

Andrew Kligerman - UBS - Analyst

And then just lastly, you mentioned a little earlier that you really didn't see any real need in the near term to raise capital, unless, of course, there were an M&A opportunity. Anything imminent, and then what might you be looking at if you were to do a transaction?

Greig Woodring - Reinsurance Group of America, Incorporated - President and CEO

No, there's nothing imminent right now that we are looking at. And there could be some transactions in the future, but we don't have any on our radar screen. And if we have to raise capital to support a transaction, and we would certainly want to make that an accretive transaction -- it is a pretty expensive time to be doing that right now. So, it is not really the case that we are looking eagerly for and beating the bushes for acquisitions at the moment. We're happy with the organic growth we're achieving.

Operator

Mark Finkelstein, FPK.

Mark Finkelstein - Fox-Pitt Kelton - Analyst

A couple questions. I guess firstly, can you just elaborate a little bit on Asia-Pacific? Notably, I guess, Korea, which seems strong -- what exactly are you seeing to raise penetration levels? And just a quick comment on Japan, which I believe historically has had extraordinarily low penetration rates, in the 1%. Are you seeing some pickup in opportunities there and expect to see continued penetration increases?

Greig Woodring - Reinsurance Group of America, Incorporated - President and CEO

Yes. In terms of South Korea, it was a pretty good quarter in terms of revenue. It was a fine quarter in terms of bottom line as well, but not anything extraordinary. Good results. On the premium side, South Korea is somewhat lumpy in terms of reporting still, in terms of companies who report infrequently. And so this happened to be a big quarter. Sort of smooth that out over time. We won't see the same sort of increases in premium and revenue in Korea every quarter that we had this quarter. But we're very happy with the way Korea has grown, and it has provided us a lot of opportunities and a good set of stable results in South Korea.

In Japan, I suppose we are seeing more opportunities. It is slow and hard to measure them always, because you are talking about very incremental changes in the fabric of the way the industry operates there. But our business has increased each year. In fact, we do business with most all of the companies in Japan and are seeing very nice growth and good profitability and good, strong results out of the Japanese market. We think we bring quite a bit to both of those countries in terms of helping the industry with certain products and certain mortality insights and so forth.

Mark Finkelstein - Fox-Pitt Kelton - Analyst

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FINAL TRANSCRIPT

Jul. 22. 2008 / 9:00AM ET, RGA - Q2 2008 Reinsurance Group of America, Incorporated Earnings Conference Call

Okay. And then just, I guess, a technical question. Why did the -- if my numbers are right, why did the in-force in Asia actually decline sequentially in the second quarter? Was that currency, or what is going on?

Jack Lay - Reinsurance Group of America, Incorporated - SEVP and CFO

Well, there's a few impacts there. But in general, it relates to currency as well as reporting. It is always, surprisingly, it is always hard for us to nail down that metric, much harder than some of the others that feed the financials. So you have true-ups, so to speak, in terms of client reporting. Once we put it in our system, we have certain adjustments. And unfortunately, we've seen that several quarters in a row with respect to the Asia-Pacific in-force in particular. We think we've got it pretty well nailed down, though, at this point.

Operator

(OPERATOR INSTRUCTIONS). Steven Schwartz, Raymond James & Associates.

Steven Schwartz - Raymond James & Associates - Analyst

Mark just got a couple, but I would like to go over a couple of numbers, if we can, in the financial re business. I was wondering about the investment income number there. That looked like it was kind of up. And then other in asset-intensive, and then I want to ask a general question.

Jack Lay - Reinsurance Group of America, Incorporated - SEVP and CFO

Okay, the investment income in any of these segments or subsegments is nothing more than an allocation of the broader enterprise-wide investment income. The allocation metrics relate to our economic capital models. So that tends to drive it and it tends to provide a little -- represent a little bit of volatility, although not dramatic.

Steven Schwartz - Raymond James & Associates - Analyst

Okay, fair enough. And then if I could, Greig, you mentioned some of the European companies. I've been reading about Brazil, I guess, is opening up its reinsurance market. Is there anything there for you?

Greig Woodring - Reinsurance Group of America, Incorporated - President and CEO

Well, we are looking at Brazil and tend to look at Brazil in the upcoming months. And as time goes on, it is almost certain that that will be a large market, an exciting market. A lot of companies have already started to cast their eye in that direction, and we're no different. We will be looking at that market as a future growth opportunity for us.

It is clearly one of the biggest markets that we are not involved in potentially. And up to this point, with the IRB, the government-owned reinsurer, there's been little chance for us to do any reinsurance business in Brazil. We will be looking at how that is changing right now.

Steven Schwartz - Raymond James & Associates - Analyst

Okay. And then I don't know if you can comment on this or not, but can you maybe talk a little bit about the timing of the splitoff? Maybe you can't, but maybe at least when you expect the ratio to be set, assuming it ever is?

Jack Lay - Reinsurance Group of America, Incorporated - SEVP and CFO

This is Jack. I'll take that. The process is moving along, and the process includes, as you know, filing with the SEC and the review process, the back-and-forth with the SEC. We've also had a back-and-forth with the IRS. And all that I would characterize as moving along pretty well, really at a pace that we pretty much expected.

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FINAL TRANSCRIPT

Jul. 22. 2008 / 9:00AM ET, RGA - Q2 2008 Reinsurance Group of America, Incorporated Earnings Conference Call

Now, beyond that, it's really hard to call. There's certainly a potential for us -- I say for us -- really for Met to announce an exchange this quarter. I really can't say much beyond that.

Operator

(Operator Instructions). Richard Spashing, Hovde Capital.

Richard Spashing - Hovde Capital - Analyst

I had to step off the call for a little bit, so forgive me if you've already answered this. But regarding the takeover approach that was disclosed in the S-4, is there anything preventing, after this -- assuming this splitoff is completed, is there anything that would prevent that party from coming back at RGA again shortly after the splitoff, if it's completed?

Jack Lay - Reinsurance Group of America, Incorporated - SEVP and CFO

This is Jack. No, there really isn't anything. As a publicly traded company with widely spread securities, there's certainly no protection, or there's nothing in our structure that would create a situation where any party couldn't come in and tender for the shares.

Operator

Gentlemen, there are no further questions at this time.

Jack Lay - Reinsurance Group of America, Incorporated - SEVP and CFO

Okay. This is Jack. I want to thank everybody for joining us. One item I should note, the replay for this call should appear on our website sometime tomorrow following the filing of a transcript of the call with the SEC. That is a step we feel a need to go through. So if you are looking for a replay, that will be the timing.

With that, we will end the call, and we thank everyone for joining us. Certainly feel free to give us a call here in St. Louis should any other questions arise.

Operator

And that does conclude today's teleconference. We'd like to thank everyone for their participation and wish everyone a great day.

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FINAL TRANSCRIPT

Jul. 22. 2008 / 9:00AM ET, RGA - Q2 2008 Reinsurance Group of America, Incorporated Earnings Conference Call

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Non-GAAP Financial Measures

RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA’s management incentive programs. Management believes that operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the company’s continuing operations, primarily because that measure excludes the effect of net investment related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items tend to be highly variable, primarily due to the credit market and interest rate environment and are not necessarily indicative of the performance of the company’s underlying businesses. Additionally, operating income excludes any net gain or loss from discontinued operations and the cumulative effect of any accounting changes, which management believes are not indicative of the company’s ongoing operations. The definition of operating income can vary by company and is not considered a substitute for GAAP net income.

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES

Reconciliation of Net Income From Continuing Operations

to Operating Income

(Dollars in thousands)

(Unaudited)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
GAAP net income-continuing operations	$110,806	$79,037	$147,395	$155,974
Capital losses and other, net	1,207	4,666	1,831	10,320
Embedded Derivatives:
Included in investment related losses, net	3,962	4,632	104,595	2,787
Included in interest credited/policy acquisition costs and other insurance expenses, net	(4,457)	—	29,600	—
DAC offset, net	(1,830)	(3,717)	(102,776)	(2,379)

Operating income	$109,688	$84,618	$180,645	$166,702

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES

Reconciliation of Pre-tax Net Income From Continuing Operations

to Pre-tax Operating Income

(Dollars in thousands)

(Unaudited)	Three Months Ended June 30, 2008
	Pre-tax net income (loss)	Capital (gains) losses and other, net		Change in value of embedded derivatives, net		Pre-tax operating income (loss)
U.S. Operations:
Traditional	$95,622	$637		$—		$96,259
Asset Intensive	9,893	(3,252	)(1)	2,621	(2)	9,262
Financial Reinsurance	3,651	2		—		3,653
Total U.S.	109,166	(2,613)		2,621		109,174
Canada Operations	26,778	(3,026)		—		23,752
Europe & South Africa	17,041	131		—		17,172
Asia Pacific Operations	21,256	1,510		—		22,766
Corporate and Other	(3,277)	(241)		—		(3,518)
Consolidated	$170,964	$(4,239)		$2,621		$169,346

(1) Asset Intensive is net of $(6,201) DAC offset.

(2) Asset Intensive is net of DAC offsets of $3,384.

(Unaudited)	Three Months Ended June 30, 2007
	Pre-tax net income (loss)	Capital (gains) losses and other, net		Change in value of embedded derivatives, net		Pre-tax operating income (loss)
U.S. Operations:
Traditional	$79,098	$4,497		$—		$83,595
Asset Intensive	4,111	971	(1)	1,581	(2)	6,663
Financial Reinsurance	3,006	7		—		3,013
Total U.S.	86,215	5,475		1,581		93,271
Canada Operations	24,202	(1,642)		—		22,560
Europe & South Africa	11,846	630		—		12,476
Asia Pacific Operations	15,609	499		—		16,108
Corporate & Other	(14,159)	1,963		—		(12,196)
Consolidated	$123,713	$6,925		$1,581		$132,219

(1) Asset Intensive is net of $(173) DAC offset.

(2) Asset Intensive is net of DAC offsets of $(5,545).

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES

Reconciliation of Pre-tax Net Income From Continuing Operations

to Pre-tax Operating Income

(Dollars in thousands)

(Unaudited)	Six Months Ended June 30, 2008
	Pre-tax net income (loss)	Capital (gains) losses and other, net		Change in value of embedded derivatives, net		Pre-tax operating income (loss)
U.S. Operations:
Traditional	$150,070	$3,145		$—		153,215
Asset Intensive	(31,209)	(1,506)	(1)	47,524	(2)	14,809
Financial Reinsurance	5,590	3		—		5,593
Total U.S.	124,451	1,642		47,524		173,617
Canada Operations	50,449	1,481		—		51,930
Europe & South Africa	23,084	(614)		—		22,470
Asia Pacific Operations	39,819	996		—		40,815
Corporate and Other	(10,151)	130		—		(10,021)
Consolidated	$227,652	$3,635		$47,524		$278,811

(1) Asset Intensive is net of $811 DAC offset.

(2) Asset Intensive is net of DAC offsets of $(158,929)

(Unaudited)	Six Months Ended June 30, 2007
	Pre-tax net income (loss)	Capital (gains) losses and other, net		Change in value of embedded derivatives, net		Pre-tax operating income (loss)
U.S. Operations:
Traditional	$165,109	$4,835		$—		$169,944
Asset Intensive	8,573	1,705	(1)	850	(2)	11,128
Financial Reinsurance	5,710	7		—		5,717
Total U.S.	179,392	6,547		850		186,789
Canada Operations	39,236	(4,168)		—		35,068
Europe & South Africa	32,970	854		—		33,824
Asia Pacific Operations	25,941	570		—		26,511
Corporate & Other	(34,596)	11,815		—		(22,781)
Consolidated	$242,943	$15,618		$850		$259,411

(1) Asset Intensive is net of $(222) DAC offset.

(2) Asset Intensive is net of DAC offsets of $(3,438).